iShares Trust
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)						Aggregate	Aggregate	Purchase	Total
				Underwriter		Principal	Principal	Price	Commission
		Date of	Date of	From Whom	Affiliated	Amount	Amount	Per Share	Paid to
Series	Issuer	Offering	Purchase	Purchased	Underwriter	of Offering	Purchased	(USD)	Affiliate
168	New Jersey Building Authority - State Building Revenue Refunding Bonds, 2013 Series A	11/15/13	11/15/13	Morgan Stanley & Co LLC	PNC	$258,580,000	$1,075,000	$110.83
								$113.48
								$115.18

169	New Jersey Building Authority - State Building Revenue Refunding Bonds, 2013 Series A	11/15/13	11/15/13	Morgan Stanley & Co LLC	PNC	$258,580,000	$1,100,000	$110.83
								$113.48
								$115.18

168	The City of New York, General Obligation Bonds, Fiscal 2014 Series G	12/12/13	12/12/13	Jefferies & Company, Inc.	PNC	$744,265,000	$150,000	$111.24	-
								$113.98
								$114.08
								$115.80
								$115.14

169	The City of New York, General Obligation Bonds, Fiscal 2014 Series G	12/12/13	12/12/13	Jefferies & Company, Inc.	PNC	$744,265,000	$100,000	$111.24
								$113.98
								$114.08
								$115.80
								$115.14

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